SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): June 21, 2001

                                    IPI, Inc.
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             (Exact name of Registrant as specified in its charter)


         Minnesota                     001-15563                  41-1449312
         ---------                     ---------                  ----------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)



8091 Wallace Road
Eden Prairie, Minnesota                                                  55344
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (952) 975-6200


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Item 2.  Acquisition or Disposition of Assets


         On June 21, 2001, IPI, Inc. acquired 225,000 shares of common stock of Conseco, Inc. (NYSE: CNC), an Indiana based insurance and financial services company. The Company paid approximately $3,324,000 in consideration for the 225,000 shares, which was financed through a margin loan.

         The Company now holds 1,923,000 shares of Conseco common stock at a cost of $18,397,133, which constitutes less than 1% of the approximately 337,800,000 outstanding shares of common stock of Conseco, Inc. The shares were purchased for investment purposes only and the Company has no relationship to Conseco, Inc. other than that of shareholder. All shares were purchased in open market transactions.

         From time to time, the Company has invested and may invest in other businesses or companies other than its core businesses of franchising and operating fast turnaround business printing operations and franchising learning centers. Although the Company has invested in other businesses or companies, the Company does not intend to become an investment company and intends to remain primarily an operating company.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                        IPI, INC.



                        By /S/David M. Engel
                           -----------------------------------------------------
                           David M. Engel
                           Vice President of Finance and Chief Financial Officer


Dated: June 28, 2001


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